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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


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                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): JULY 24, 1998


                            TIER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


      CALIFORNIA                    000-23195                 3145844
(State or other jurisdiction of    (Commission          (IRS Employer
 incorporation)                     File Number)         Identification No.)


    1350 TREAT BOULEVARD, SUITE 250
       WALNUT CREEK, CALIFORNIA                                94596
(Address of principal executive offices)                     (Zip Code)


                                (925) 937-3950
             (Registrant's telephone number, including area code)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Effective as of July 25, 1998, the Audit Committee of the Board of Directors of Tier Technologies, Inc. (the "Company") approved, subject to ratification by its shareholders, the engagement of PricewaterhouseCoopers LLP as its independent accountants for the fiscal year ending September 30, 1998 and approved the resignation of the firm of Ernst & Young LLP, who resigned as auditors of the Company effective July 24, 1998. Ernst & Young LLP, under the rules of its profession, resigned solely due to a prospective independence issue.

The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended September 30, 1997, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report. The Company has provided Ernst & Young LLP with a copy of this Form 8-K and has requested Ernst & Young LLP to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated July 27, 1998, is filed as Exhibit 16.1 to this Form 8-K.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(c)  Exhibits.

Exhibit No.    Description
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 16.1          Letters regarding change in certifying accountant.



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TIER TECHNOLOGIES, INC.



                              By:   /s/ Bruce R. Deming
                                 ---------------------------------------------
                                  Bruce R. Deming
                                  Vice President and General Counsel


Date: July 27, 1998



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                                 EXHIBIT INDEX


Exhibit No.  Description
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 16.1        Letters regarding change in certifying accountant.



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